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                                    EXHIBIT 1

                                    AGREEMENT

         This Agreement is made as of the 20th day of December 2000, by and between the Louise B. Tollefson 2000 Florida Intangible Tax Trust dated 12/12/00 and Robert G. Simses.

         The parties hereto hereby agree that a single, joint statement containing the information required by Schedule 13D under the Securities Exchange Act of 1934 (and any amendments thereto) with respect to the beneficial ownership of shares of Common Stock of NYMAGIC, INC., a New York corporation, may be filed with the Securities and Exchange Commission on behalf of each of the undersigned.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    LOUISE B. TOLLEFSON 2000 FLORIDA INTANGIBLE
                                    TAX TRUST DATED 12/12/00


                                    By: s/ Robert G. Simses, Trustee
                                        ----------------------------------------
                                           Robert G. Simses, Trustee



                                    S/ Robert G. Simses
                                    --------------------------------------------
                                           Robert G. Simses